UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2013

THE MEN’S WEARHOUSE, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-16097 (Commission File Number)	74-1790172 (I.R.S. Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)	77072 (Zip code)

281-776-7000
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 9, 2013, the Board of Directors of The Men’s Wearhouse, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Shares”), of the Company.  The dividend is payable on October 21, 2013 (the “Record Date”) to shareholders of record as of the close of business on that date.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company at a price of $160.00 per one-thousandth of a Preferred Share, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) dated as of October 10, 2013, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

Distribution Date; Exercisability

Initially, the Rights will be attached to all Common Share certificates and no separate Rights certificates will be issued.  Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the earlier to occur of (i) the tenth day following the public announcement or the Company’s receipt of notice that a person or group of affiliated or associated persons has acquired beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of the outstanding Common Shares (an “Acquiring Person”), or (ii) the tenth business day (or such later day as the Board of Directors of the Company may determine prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by that person or group becoming an Acquiring Person (the earlier of such dates being the “Distribution Date”).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date.  Following the Distribution Date, holders of the Rights will be entitled to receive, upon exercise and the payment of $160.00 per Right, one one-thousandth of a Preferred Share.  The Rights will expire on September 30, 2014, (the “Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Flip—In

If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be null and void) will, after the Distribution Date, have the right to receive, upon exercise, a number of Common Shares having a then-current value equal to two times the exercise price of the Right.

In the event that the Company does not have a sufficient number of Common Shares available, or if the Board so elects, the Company may, among other things, substitute cash, assets or other securities for the Common Shares into which the Rights would have otherwise been exercisable.

Flip—Over

In the event that, following the Distribution Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by the Acquiring Person, which will be null and void) which has not theretofore been exercised will thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a then-current value equal to two times the exercise price of the Right.

Exchange

At any time after any person or group becomes an Acquiring Person and until such time as any person, together with all of such person’s affiliates and associates, becomes the beneficial owner of 50% or more of the then outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Redemption

At any time prior to an Acquiring Person becoming such, the Board of Directors of the Company may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.  The Redemption Price will be adjusted to reflect any stock split, stock dividend or similar transaction.

Amendment of Rights Agreement

The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights.  However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock.  In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.  After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person and its Affiliates and Associates).

Adjustments to Prevent Dilution

The Purchase Price payable, the number of Rights and the number of Preferred Shares, Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as set forth in the Rights Agreement.

Rights and Preferences of the Preferred Shares

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will entitle the holder to a quarterly dividend equal to the greater of (a) $10.00 or (b) 1,000 times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of $1,000 per share plus accrued but unpaid dividends and 1,000 times the aggregate per share amount to be distributed to the holders of Common Shares.  Each Preferred Share will have 1,000 votes, voting together with the holders of Common Shares, except as required by law or any Statement of Designations of Preferred Stock of the Company.  In the event of any merger, consolidation or other transaction in which Common Shares are changed or exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.  These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company in respect of such Right, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquirer to take over the Company, in a manner or on terms not approved by the Board of Directors.  The Rights will not prevent a takeover of the Company.  The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company.  However, the Rights may cause substantial dilution to a person or group that acquires 10% (or such other percentage as would otherwise result in such person or group becoming an Acquiring Person) or more of the outstanding Common Shares.

Further Information

A copy of the Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Rights Agreement

In connection with the adoption of the Rights Agreement, on October 10, 2013, the Company amended its Restated Articles of Incorporation by filing a Statement of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Texas.  The terms of the Series A Junior Participating Preferred Stock are described in Item 1.01 of this Report.  A copy of the Statement of Designations of Series A Junior Participating Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Bylaws

On October 9, 2013, the Board of Directors of the Company also approved an amendment and restatement of the Company’s bylaws (the “Fifth Amended and Restated Bylaws”).  Among other things, the Fifth Amended and Restated Bylaws (a) require approval of two-thirds of the shares entitled to vote thereon for shareholder amendments to the bylaws and (b) require earlier advance notice of intended shareholder nominations of directors and require persons seeking to make nominations to provide more information about themselves and their nominees.

The Fifth Amended and Restated Bylaws are effective as of October 9, 2013. The foregoing description of the Fifth Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the text of the Fifth Amended and Restated Bylaws, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On October 9, 2013, the Company issued a press release announcing the adoption of the Rights Agreement and the Amended and Restated Bylaws.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Statement of Designations of Series A Junior Participating Preferred Stock.

3.2	Fifth Amended and Restated Bylaws of The Men’s Wearhouse, Inc.

4.1	Rights Agreement, dated as of October 10, 2013, between The Men’s Wearhouse, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release of the Company, dated October 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

By:	/s/ Kelly M. Dilts
	Name:	Kelly M. Dilts
	Title:	Senior Vice President and Chief
Accounting Officer

Dated:  October 11, 2013